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                                                                     EXHIBIT 5.2

                              Hunton & Williams LLP
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219

August 31, 2004

Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas  75240

                            ATMOS ENERGY CORPORATION
                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      As counsel for Atmos Energy Corporation, a Texas and Virginia corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), on the date hereof, with respect to the offering and issuance from time to time by the Company of up to $2,200,000,000 aggregate offering price of the following: (i) one or more series of its debt securities, or (ii) shares of its Common Stock, no par value per share (the "Common Stock"). All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

      In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

      For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

      (1) The Restated Articles of Incorporation of the Company, as amended to date;

      (2)   The Bylaws of the Company, as amended to date;

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Atmos Energy Corporation
August 31, 2004
Page 2

      (3) Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

      (4) Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

      On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that (subject to compliance with the pertinent provisions of the Act, and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable):

      When the Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

      This opinion is limited to the present laws of the Commonwealth of Virginia, the present federal laws of the United States, and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion as to the effect of the laws of the State of Texas on any such issuance, payment and nonassessability of the Common Stock. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

      This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                        Very truly yours,

                                        /s/  Hunton & Williams LLP